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                               PROMOTION AGREEMENT


THIS PROMOTION AGREEMENT (this "Agreement") is dated as of June 14th, 1998, between CNET, Inc., a Delaware corporation ("CNET"), on the one hand, and Insurion, Inc., a Pennsylvania corporation ("Insurion"), on the other hand (the "Company") (CNET and the Company, individually a "Party" and collectively, the "Parties").

                                   BACKGROUND

A. The Company operates an insurance sales business through its Internet site located at www.healthaxis.com.

B. CNET produces television programs and operates a network of Internet sites on the world wide web.

C. Pursuant to this Agreement, CNET will provide various links and other online and television promotions to the Company to assist the Company in conducting the Relevant Business (as defined below) and the Company will compensate CNET for providing such promotions.

NOW THEREFORE, the Parties hereby agree as follows:

                                      TERMS

1.   DEFINITIONS

       "Above the Fold" means the first displayed portion of a web page that is visible without scrolling.

       "AdvantEdge" means a certain category of lower cost/higher restriction health plans offered by the Company or a designee of the company.

       "Banner" means an advertising strip which appears Above the Fold, occupying at least half of the width of a web page, that is capable of displaying dynamic graphics and other content and embedded links. An exemplar of a Banner as contemplated by this Agreement is found on Exhibit A.

       "Banner Program" means the number of Banner advertising Impressions per month that constitutes a standard banner advertising program in accordance with CNET's rate card for a particular CNET Site. For example, a Banner Program on CNET.COM currently consists of at least [***] Banner Impressions, and a Banner Program on SEARCH.COM currently consists of at least [***] Banner Impressions.

       "Co-Sponsored Sales" means insurance policies that are: (i) underwritten by a third party insurance provider who has engaged the Company to market and sell such policies through the Company Site; (ii) branded under the trademark of such third party insurance provider;

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       and (iii) purchased through online registration on the Company Site during the Initial Term or the Renewal Term (as applicable) by a Tagged User who accessed the Company Site through an Online Promotion during the Term and for which policies the Company ultimately receives the premium.

       "CNET Sales" means insurance policies that are underwritten by the company or a designee of the company , as the principal insurance provider: and purchased through online registration on the Company Site during the Initial Term or the Renewal Term (as applicable) by a Tagged User who accessed the Company Site from an Online Promotion during the Term and for which policies the Company ultimately receives the premium, but excluding any Co-Sponsored Policy Sales whereby Insurion is acting as an agent.

       "CNET Sales Payments" has the meaning set forth in Section 3.1(b)(i).

       "CNET Sites" means the Internet sites operated by or for CNET or its affiliates, including without limitation the sites referenced in Section
       2.3 and in Exhibit B.

       "Company Marks" has the meaning set forth in Section 6.

       "Company Site" means the Internet site located at the URL www.healthaxis.com or such other site as the Company may designate as its replacement and through which the Company conducts the Relevant Business.

       "Competitive Business" means any Relevant Business operated by a person or entity other than the Company.

       "Deficient Retail Impressions" means the total amount of Impressions below the Retail Impressions due to have been delivered in each period described in Section 2.3(a)(iv) if CNET does not deliver [***] of the Impressions due to have been delivered in each such period.

       "Graphical Link" means an advertising space appearing Above the Fold on a web page that contains a graphical/HTML hypertext link to another web page and has dimensions substantially similar to that illustrated in Exhibit A.

       "Impressions" means a user exposure to a page on the CNET Sites containing an Online Promotion as such exposure is reasonably determined and measured by CNET in accordance with standard methodologies and practices customary in the industry.

       "Initial Promotions" means the Banners described in Exhibit B to be provided by CNET pursuant to Section 2.2.

       "Initial Term" has the meaning set forth in Section 4.1.

       "Launch" means the date on which the Company Site is made commercially available for processing transactions.

       "Online Promotions" means the Retail Promotions and the Initial
       Promotions.

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       "Referral Fee" means any commission fee and/or referral fee paid by a co-sponsored insurance provider to the Company directly as consideration for sourcing premiums for Co-Sponsored Sales. Expressly excluded are administrative fee, application fee, association fee, up-front slotting feesor advertising and marketing fee.

       "Permanent Placement" means a Banner or Graphical Link that permanently appears on a specified web page of the CNET Site.

       "Products" means any products and services offered to Users by the Company or through the Company Site.

       "Promotions" means Banners, Permanent Placements, Graphical Links, buttons and other online promotional content.

       "Relevant Business" means the marketing and/or sale, through the Internet or other online service, of medical and PPO, dental, vision, prescription, long-term care and/or long-term disability insurance.

       "Renewal Term" has the meaning set forth in Section 4.2.

       "Retail Impressions" means the at least [***] Impressions of Retail Promotions as defined in Section 2.3.

       "Retail Promotions" means the Banners and Graphical Links as provided in
       Section 2.3.

       "Run-of-Site" means CNET's standard rotation of Banners applicable to Banner Programs within a particular CNET Site.

       "Snap" means CNET's Snap! aggregation service located at the URL www.snap.com, together with any co-branded editions of such service.

       "Tagged User" means each user who is tagged with a cookie (i.e., information is placed in the HTTP header in response to a browser request) by the Company or CNET when accessing the Company Site through an Online Promotion during the Term.

       "Term" has the meaning set forth in Section 4.2.

       "Users" means users of the CNET Sites.

       "Web Board" means a standard advertisement run by and or for CNET to promote web sites on its TV program known as TV.COM or its successors.

2.   PROMOTIONS.

       2.1 TV Promotions. CNET will provide the Company one 15 second Web Board on its syndicated weekly TV program, TV.COM. Such Web Board will run on each weekly episode of TV.COM during the Term ; provided that TV.COM remains on

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              the air throughout such period (the "TV Promotions"). Should
              TV.COM not be run on the air during a portion of the Term, CNET will run two DOWNLOAD.COM Banner Programs per month during such portion of the Term in which TV.COM is not on the air, which shall be in addition to the minimum Impressions requirements set forth in this Agreement.

       2.2 Initial Promotions. Prior to the Launch, CNET will provide Banners for the Company as described in Exhibit B (the "Initial Promotions"). The specific placement and location of the Initial Promotions within the CNET Sites and Snap will be mutually agreed upon by the Parties prior to running the Banners.

       2.3 Retail Promotions. Consistent with the provisions of Section 2.6, CNET will provide various Retail Promotions across the CNET Sites as follows:

              (a) Commencing upon the Launch, CNET will provide the Company with a total of at least [***] Impressions of Retail Promotions ("Retail Impressions") as follows:

                   (i) at least [***] Retail Impressions in accordance with the monthly schedule described in Section 2.3(a)(iv) during the Initial Term in the form of two Run-of-Site Banner Programs per month per site on the following sites:

                         CNET.COM
                         SEARCH.COM
                         NEWS.COM
                         DOWNLOAD.COM

                   (ii) at least [***] Retail Impressions within Snap in accordance with the monthly schedule described in
                         Section 2.3(a)(iv) during the Initial Term in the form of:

                         (1) Graphical Links within the following Snap categories

                                 Health
                                 Business & Money
                                 Insurance (to be created by CNET)
                                 Living(1)

                         (2)     Run-of-Site Banner Programs within Snap; and


                   (iii) at least an additional [***]overall Retail Impressions during the Initial Term, which will include Banners that appear on the first search results page for searches on the following key words within SEARCH.COM and Snap: [***]

-------------------
(1) CNET may also create additional categories that relate to the Relevant Business that will contain such Graphical Links.

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                   (iv)  provided that the Launch occurs in accordance with
                         Section 2.9, the Retail Impressions described in Sections 2.3(a)(i) and 2.3(a)(ii) will be delivered as follows during the Initial Term:

                         (1) [***]of such Retail Impressions between Launch and December 31, 1998;

                         (2) [***]of such Retail Impressions between January 1, 1999 and March 31, 1999;

                         (3) [***]of such Retail Impressions between April 1, 1999 and June 30, 1999;

                         (4) [***]of such Retail Impressions between July l, 1999 and September 30, 1999;

                         (5) [***]of such Retail Impressions between October 1, 1999 and December 31, 1999; and

                         (6) [***]of such Retail Impressions between January 1, 2000 and March 31, 2000.

                         CNET will use reasonable efforts to cause such percentages of Retail Impressions to be delivered pro rata on a monthly basis within each of the periods described in 1 through 6 above. If there are Deficient Retail Impressions in any of the periods described in this Section 2.3(a)(iv), at the Company's option, CNET will either: (i) over-deliver Impressions in the succeeding period(s) in an amount at least equal to such number of Deficient Retail Impressions and in such allocation as reasonably agreeable to the Company; or
                         (ii) agree to a prorata reduction in the payments due under Section 3.1(a)(iv).

              (b) During the Renewal Term (as defined in Section 4.2), if any, CNET will provide the Company with a total of at least [***]Retail Impressions of substantially the same type as described in Section 2.2 with respect to the Initial Term.

       2.5 Search Results. During the Term, the Company Site will appear as the first site link in all search result pages for searches performed in SEARCH.COM for the Snap key words described in
              Section 2.3(a)(iii).

       2.6    Placement of Online Promotions. Subject to the requirements of
              Section 2.3 and other terms contained herein, CNET will determine the location of each Retail Promotion displayed throughout the CNET Sites pursuant to Section 2.3(a)(i) and

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              (ii) and may phase in certain types of Retail Promotions as they are developed by the Company. CNET will consult with the Company concerning the location and type of the Online Promotions and will use reasonable efforts to accommodate the Company's reasonable requests with respect thereto. The Parties agree that the Online Promotions will receive reasonable and appropriate prominence designed to enhance user exposure to the Online Promotions and promote the Company's status as CNET's exclusive provider of services and products related the Relevant Business. CNET will monitor and adjust accordingly the location and placement of Retail Impressions as changes are made in the applicable CNET Sites. In addition, CNET will use reasonable efforts to ensure that Retail Promotions are placed on areas of the CNET Sites that relate to the Relevant Business. On a monthly basis, the Parties will evaluate the effectiveness of the Retail Promotions and negotiate reasonably and in good faith to improve the performance of the Impressions to the extent commercially reasonable for both parties.

       2.7 Design and Production of Online Promotions. The Company will design any graphics, text, and other content required for the Online Promotions, with reasonable assistance from CNET, and the Company will supply digital copies of such graphics and other materials to CNET. CNET will be responsible for incorporating the Online Promotions into the CNET Sites and for ensuring that the Online Promotions are accessible to Users.

       2.8 Operation of CNET Site. CNET will be responsible for ensuring that the CNET Sites function with reasonable reliability and in a commercially reasonable manner throughout the Term. In particular, CNET agrees that the CNET Sites will comply with the performance standards set forth in Exhibit C throughout the Term. Any failure by CNET to comply with this paragraph after 30 days notice and cure period will be deemed to be a material breach of this Agreement.

       2.9 Operation of Company Site. The Company will insure that the Launch occurs no later than November 1, 1998, which may be extended at the option of the Company for a thirty (30) day period. The Company will be responsible for ensuring that each link embedded within an Online Promotion takes the User to the appropriate area within the Company Site, and that the Company Site functions with reasonable reliability and in a commercially reasonable manner throughout the Term. In particular, the Company agrees that the Company Site will comply with the performance standards set forth in Exhibit C throughout the Term. Any failure by the Company to comply with this paragraph after 30 days notice and cure period will be deemed to be a material breach of this Agreement.

      2.10    Reporting.

              (a) CNET to the Company. Within 30 days after the end of each month during the Term, CNET will provide: (i) a written report to the Company indicating the number and location of Retail Promotions displayed on each CNET Site during such month and the number of times that a User used an embedded link in each Retail Promotion during such month; and (ii) other information in CNET's possession or control as reasonably requested by the Company to verify the number of Impressions and to perform market analysis of the Online Promotions and TV Promotions. In addition, CNET will share with the Company(without requirement of any additional payment or consideration) certain demographic information collected by CNET relating to Tagged Users and their usage behavior; provided that CNET is under no obligation to incur any additional burden, expense or liability to collect or supply such information.

              (b) The Company to CNET. Within 30 days after the end of each month during the Term, the Company will provide a report to CNET indicating the aggregate number of Tagged Users, CNET Sales and Co-Sponsored Sales (including the aggregate number Tagged Users responsible for such sales) during such month. The Company will make this information available in a manner which allows CNET and the Company to understand the performance of the various Online Promotions.

              (c) User Information. At least once each calendar quarter during the Term, the Company will deliver to CNET all aggregate data that the Company collects, if any, with respect to the Tagged Users, CNET Sales, demographic data, buying behavior, and a comparison to the respective average for the Company; provided that the Company is under no obligation to incur any additional burden, expense or liability to collect or supply such information.

3.   FEES.

      3.1 Initial Term Fees. During the Initial Term, in consideration of and subject to CNET's performance of the terms of this Agreement, the Company will pay CNET:

              (a)      an aggregate of [***]payable as follows:

                       (i) [***] will be payable on June 30, 1998 in exchange for the Initial Promotions to be delivered during the second quarter of 1998.

                       (ii) [***] will be payable on September 30, 1998 in exchange for the Initial Promotions to be delivered during the third quarter of 1998;

                       (iii) [***]will be paid during the Initial Term in exchange for the Retail Impressions, subject to the reductions in payments to account for Deficient Retail Impressions, payable as follows:

                                 [***]on December 31, 1998
                                 [***]on March 31, 1999
                                 [***]on June 30, 1999
                                 [***]on September 30, 1999
                                 [***]on December 31, 1999
                                 [***]on March 31, 2000


                       (iv) [***]will be paid during the Initial Term in exchange for the television Promotions within TV.COM, payable as follows:

                                 [***]on December 31, 1998
                                 [***]on March 31, 1999
                                 [***]on June 30, 1999
                                 [***]on September 30, 1999

                  (b)  policy fees (the "Policy Fees") as follows

                       (i) CNET Sales Payments. For each CNET Sale completed during the period from November 1, 1998 until the end of the Initial Term (the "Revenue Sharing Period") in excess of [***]such CNET Sales, CNET will receive a commission of [***]except for such CNET Sales for the AdvantEdge policy for which the commission will be [***] ("CNET Sales Payments"). If the policy underlying a CNET Sale is in effect for less than 6 months, CNET will credit the Company [***]per month of early termination against future Policy Fees, except with respect to AdvantEdge policies, as to which CNET will credit the Company [***] per month of early termination. CNET Sales Payments will be due within 30 days after the end of the month in which the Company receives payment for such CNET Sale, upon delivery of the report referenced in Section 2.10(b).

                       (ii) Co-Sponsored Sales Payments. In addition to the payments described above, for each Co-Sponsored Sale completed during the Revenue Sharing Period in excess of [***] Co-Sponsored Sales, CNET will receive a commission of [***] of the Referral Fee received by the Company ("Co-Sponsored Sales Payments"). Co-Sponsored Sales Payments will be due 30 days after the end of the month in which the Company receives payment of Referral Fee for such Co-Sponsored Sales, upon delivery of the report referenced in Section 2.10(b).

         3.2      Renewal Term Fees.

                  (a) Retail Impressions Payments. During the Renewal Term, if any, the Company will pay CNET an aggregate of [***] in exchange for the [***] guaranteed Retail Impressions during such Renewal Term, payable as follows:

                           [***] on June 30, 2000
                           [***] on September 30, 2000
                           [***] on December 31, 2000
                           [***] on March 31, 2001

                  (b) Renewal Policy Fees. In addition to the Retail Impressions Payments during the Renewal Term, for each CNET Sale completed during the Renewal Term in excess of [***]such CNET Sales, CNET will receive a commission of [***] except CNET will only receive [***] for each such CNET Sale of an AdvantEdge policy. If the policy underlying a CNET Sale is in effect for less than 6 months, CNET will credit the Company [***] per month of early termination (or [***] per month for AdvantEdge policies) against future Renewal Policy Fees. CNET will also receive a non-regulated referral fee which is based upon [***] of the Referral Fees that the Company receives from each Co-Sponsored Sale completed during the Renewal Term, if any, in excess of [***] Co-Sponsored Sales made during the Renewal Term. CNET Sales Payments and Co-Sponsored Sales Payments will be due within 30 days after the end of the quarter in which the Company receives payment for such CNET Sales, upon delivery of the report referenced in Section 2.10(b).

         3.3 Payment. Payments under this Section 3 will be made in U.S. Dollars by wire transfer of immediately available funds and are nonrefundable once paid.

4.   TERM AND TERMINATION.

         4.1 Initial Term. The initial term of this Agreement will begin within 72 hours of the execution of this Agreement during which time the Company will promptly seek Board approval and end on March 31, 2000, except that the Company may terminate this Agreement upon [***] days notice if the Company deems that they will be unable to fulfill the obligations of this agreement (for reasons relating to insurance regulations) at any time after payment of [***] pursuant to section 3.1(a)(i) (the "Initial Term").

         4.2 Renewal Option and Term. The Company, at its option, may extend the Term for an additional 12 month period beginning on April 1, 2000 and ending on March 31, 2001 (the "Renewal Term") (the Initial Term and Renewal Term referred to as the "Term"). The Renewal Option may be exercised by the Company notifying CNET in writing during the period beginning January 1, 2000 and ending January 31, 2000.

         4.3 Termination. Notwithstanding the foregoing, either Party may terminate this Agreement at any time by giving written notice of termination to the other Party, if the other Party commits a material breach of its obligations hereunder that is not cured within 30 days after notice thereof from the non-breaching Party.

         4.4 Effect of Termination. If this Agreement is terminated during the Term for any reason, the required number of Retail Impressions under Sections 2.2 and 2.3 will be pro rated accordingly; provided that CNET will be required to deliver after termination (in accordance with the terms of this Agreement in effect before termination, which terms will survive to the extent applicable thereto) any Deficient Retail Impressions applicable to the period prior to termination, in accordance with the last paragraph of Section 2.3(a)(iv). Termination of this Agreement will not affect any obligations arising prior to termination, including without limitation the Company's obligation to pay fees with respect to CNET Sales and Co-Sponsored Sales occurring and Impressions delivered prior to termination.

         4.5 Termination of Referral Fees and Renewal Fees. In the event of the termination of this agreement, for whatever cause, the Company will be obligated to pay CNET all referral and renewal fees due through the end of the quarter in which the termination has taken effect. However, all future referral and renewal fees will cease.

5. EXCLUSIVITY. Prior to the expiration of the Initial Term, CNET will not negotiate with any third party with respect to any agreement or arrangement to provide Promotions for a Competitive Business within the CNET Sites. During the Term, CNET , will not promote or display within any CNET Site any kind of Promotions for a Competitive Business, and will not enter into any agreement or arrangement regarding the same. The Parties acknowledge that the foregoing will not prevent CNET from displaying text links and other references to a Competitive Business as reasonably necessary to provide appropriate editorial and search related services (e.g. by providing text links within articles and in response to search results) within the CNET Sites for which no consideration is received by CNET.

6. TRADEMARK LICENSES. The Company hereby grants during the Term to CNET a non-exclusive, royalty-free license to use, display and publish the Company's trademarks, trade names, service marks and logos that may be delivered by the Company to CNET expressly for inclusion in the Online Promotions, solely for use in connection with the Online Promotions (the "Company Marks"). Any use of the Company Marks by CNET must comply with any reasonable usage guidelines communicated by the Company to CNET from time to time. Nothing contained in this Agreement will give CNET any right, title or interest in or to the Company Marks or the goodwill associated therewith, except for the limited usage rights expressly provided above. CNET acknowledges and agrees that, as between the Company and CNET, the Company is the sole owner of all rights in and to the Company Marks.

7. RESPONSIBILITY FOR THE COMPANY PRODUCTS AND CNET SITES.

         7.1 The Company acknowledges and agrees that, as between the Company and CNET, the Company will be solely responsible for any claims or other losses associated with or resulting from the marketing or operation of the Company Site or the offer or sale of any Products by the Company or through the Company Site. CNET is not authorized to make, and agrees not to make, any representations or warranties concerning the Products, except to the extent (if any) contained within Promotions delivered to CNET by the Company.

         7.2 CNET acknowledges and agrees that, as between the Company and CNET, CNET will be solely responsible for any claims or other losses associated with or resulting from the operation of the CNET Sites.

8.   REPRESENTATIONS AND WARRANTIES.

         8.1 Each Party. The Parties each represent and warrant that its entry into, and performance of its obligations hereunder are rightful and do not violate any other agreement to which it is a party, and that its conduct in performing this Agreement will be in conformity with all applicable and valued laws, rules and regulations.

         8.2 The Company. The Company hereby represents and warrants to CNET that the Company has, and will have throughout the Term, all full and unrestricted rights to use and exploit and to authorize CNET to use the Company Marks as contemplated by this Agreement and that CNET's use of the Company Marks will not infringe any trademark right of any third party within the United States.

9.   MUTUAL INDEMNIFICATION.

         9.1 Indemnification by CNET. CNET shall indemnify and hold harmless the Company, its parents, subsidiaries, directors, officers, employees and shareholders from and against any costs, losses, liabilities and expenses, including all court costs, reasonable expenses and reasonable attorney's fees (collectively, "Losses") that the Company may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of (a) any breach or alleged breach by CNET of its representations, warranties or covenants hereunder; or (b) the operation of the CNET Sites (except in cases where the Company is required to indemnify CNET under the following paragraph), including claims of infringement or misappropriation of intellectual property rights.

         9.2 Indemnification by the Company. Except to the extent the Company is entitled to indemnification from CNET under Section 9.1, the Company shall indemnify and hold harmless CNET, its parents, subsidiaries, directors, officers, employees and shareholders from and against any Losses that CNET may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of (a) any breach or alleged breach by the Company of its representations, warranties or covenants hereunder; (b) claims of infringement or misappropriation of intellectual property rights as a result of the authorized use by CNET of the Company Marks or any content provided by the Company to CNET expressly for display in connection with or as part of the Online Promotions and TV Promotions in accordance with this Agreement; or (c) the operation of the Company Site or the offer or sale of the Products through the Company Site.

         9.3 Indemnification Procedures. If an indemnifiable claim should be made against either Party, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party"). If an Indemnified Party provides such notice, the Indemnified Party shall permit the Indemnifying Party to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party, or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party. The Indemnified Party shall notify Indemnifying Party promptly of any claim for which Indemnifying Party is responsible and shall cooperate with Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party's failure to notify Indemnifying Party shall not diminish Indemnifying Party's obligations under this Section except to the extent that Indemnifying Party is materially prejudiced as a result of such failure. An Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.

10. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (OTHER THAN LOST PROFITS FOR BREACH OF CONTRACT) OR INCIDENTAL DAMAGES.

11. MISCELLANEOUS.

         11.1 Assignment. This Agreement may not be assigned by either Party, except (a) to the transferee of substantially all of the business operations of such Party (whether by asset sale, stock sale, merger or otherwise) or (b) to any entity that controls, is controlled by or is under common control with such Party. Each Party acknowledges that the other Party may reorganize its business so that certain of the business or obligations hereunder are operated or performed by affiliates of such other Party, in which case such affiliates may perform on behalf of such other Party pursuant to this Agreement; provided that such other Party will not be relieved of any of its obligations hereunder.

         11.2 Relationship of Parties. This Agreement will not be construed to create a joint venture, partnership or the relationship of principal and agent between the Parties hereto, nor to impose upon either Party any obligations for any losses, debts or other obligations incurred by the other Party except as expressly set forth herein.

         11.3 Entire Agreement. This Agreement constitutes and contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. This Agreement may not be amended except in writing signed by both Parties. Each Party acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as expressly set forth herein.

         11.4 Audit Rights. Each Party will have the right to engage an independent third party to audit the books and records of the other Party relevant to the verification of Online Promotions, the calculation of Retail Impressions or the calculation of CNET Sales, upon reasonable notice and during normal business hours, and the other Party will provide reasonable cooperation in connection with any such audit. The Party requesting the audit will pay all expenses of the auditor unless the audit reveals an underpayment by the other Party of more than 5%, in which case the other Party will reimburse all reasonable expenses of the auditor.

         11.5 Applicable Law and Venue. This Agreement will be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of law.

         11.6 Confidentiality. In connection with the activities contemplated by this Agreement, each Party may have access to confidential or proprietary technical or business information of the other Party, including without limitation (a) proposals, ideas or research related to possible new products or services; (b) financial statements and other financial information; and (c) the material terms of the proposed relationship between the Parties (collectively, "Confidential Information"). Each Party will take reasonable precautions to protect the confidentiality of the other Party's Confidential Information, which precautions will be at least equivalent to those taken by such Party to protect its own Confidential Information. Except as required by law or as necessary to perform under this Agreement, neither Party will knowingly disclose the Confidential Information of the other Party or use such Confidential Information for its own benefit or for the benefit of any third party. A Party's "Confidential Information" does not include any information that is or becomes generally available to others (other than through a breach of this provision by the other Party) or that is or was independently developed or obtained by the other Party without use of or reliance upon any Confidential Information received in connection with the proposed business relationship. Notwithstanding the foregoing, the following information will not be considered "Confidential Information" provided that such information is not publicly identified as relating to or coming from the Company: (a) information contained in the reports described in Section 2.10, and (b) any information obtained by CNET from Users who affirmatively request to be added to an e-mail newsletter.

         11.7 Press Release. Each Party may issue a press release which is agreed upon by the Parties, concerning the business relationship contemplated by this Agreement, and each Party will provide an appropriate quote from one of its senior executive officers for use in the other Party's release. The Company agrees that CNET's press releases may disclose the total consideration payable to CNET hereunder. Each Party will provide the other with a reasonable opportunity to review and comment on its press release.

         11.8 Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

         11.9 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together constitute one and the same document.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CNET, INC.,                                  PROVIDENT AMERICAN INSURANCE
a Delaware corporation                       CORP., a Pennsylvania corporation


 By: /s/ David Overmyer                      By: /s/ Alvin H. Clemens
     ------------------------------              ------------------------------

 Name: David Overmyer                        Name: Alvin H. Clemens
       ----------------------------                ----------------------------

 Title: Vice President Finance               Title: Chairman and CEO
        and Administration                          ---------------------------
        ---------------------------


                                             By: /s/ Michael Ashker
                                                 ------------------------------

                                             Name: Michael Ashker
                                                   ----------------------------

                                             Title: President
                                                    ---------------------------



                                             INSURION, INC.,
                                             a Pennsylvania corporation


                                             By: /s/ Alvin H. Clemens
                                                 ------------------------------

                                             Name: Alvin H. Clemens
                                                   ----------------------------

                                             Title: Chairman and CEO
                                                    ---------------------------



                                             By: /s/ Michael Ashker
                                                 ------------------------------

                                             Name: Michael Ashker
                                                   ----------------------------

                                             Title: President
                                                    ---------------------------

                                   EXHIBIT A

1. Banner - the Datek Online advertisement taken from CNET.COM is an exemplar of a Banner

                               [GRAPHIC OMITTED]



2. Graphical Link - the IBM advertisement taken from NEWS.COM is an exemplar of a Graphical Link:

                                [GRAPHIC OMITTED]

                                [GRAPHIC OMITTED]


Another example of a Graphical Links is the promotional button (88 x 31 pixels) for ETRADE, which appears at http://www.news.com/Investor/Quote/0,208,0~3~0~~CNWK~~~~~~,00.html___________.

                                    EXHIBIT B

                               INITIAL PROMOTIONS

CNET will display Banners on the CNET Sites and Snap with an aggregate value, based on CNET's then-current rates, equal to [***] during the second quarter of 1998 and [***] during the third quarter of 1998, as indicated in the table below:

        ---------------------------------------------------------------------
                                       Number of Impressions
        Site:         Banner Value     Per Month
        ---------------------------------------------------------------------
        CNET.COM      [***]            [***],  in the  month  of  June  1998
                                       (second quarter 1998)


        ---------------------------------------------------------------------
        CNET.COM      [***]            [***] for the  months  of July  1998,
                                       August  1998,  September  1998 (third
                                       quarter 1998
        ---------------------------------------------------------------------

                                    EXHIBIT C

                              PERFORMANCE STANDARDS


1. The Company Site. The Company Site and the Company's related operations must comply with the following performance standards throughout the Term:

         1.1 The Company Site will be operational and fully functional in all material respects (i.e. capable of displaying information, receiving purchases and conducting transactions as contemplated in the ordinary course of business) at least 97% of the time during any 30 day period.

         1.2 The average time required to start displaying the HTML on a page of the Company Site after a link from a CNET Site shall not exceed a daily average of 3 seconds, and the average time required to deliver an entire page of the Company Site over the open Internet shall not exceed a daily average of 6 seconds. For both measurements, the Company may assume high-speed connectivity to the Internet (not modem connection speeds).

         1.3 Without limiting the effect of 1 and 2, the Company shall provide to users coming to the Company Site from the Retail Promotions at least the same level of service as is offered to users coming directly to the Company Site.

2. The CNET Sites. The CNET Sites and CNET's related operations must comply with the following performance standards throughout the Term.

         2.1 CNET will be operational and fully functional in all material respects (i.e. capable of displaying information, receiving purchases and conducting transactions as contemplated in the ordinary course of business) at least 97% of the time during any 30 day period.

                     FIRST AMENDMENT TO PROMOTION AGREEMENT

THIS FIRST AMENDMENT TO THE PROMOTION AGREEMENT (the "Amendment") is dated as of November 13, 1998 between CNET, Inc., with its principal place of business located at 150 Chestnut Street, San Francisco, California 94111 ("CNET"), and Insurion, Inc., with its principal place of business located at 2500 DeKalb Pike, Norristown, PA 19404 (the "Company"). CNET and Company entered into the Promotion Agreement dated June 14, 1998 (the "Agreement") wherein CNET agreed to provide various promotions on the CNET Sites and CNET television shows. Company has been unable to comply with certain provisions of the Agreement, and CNET and Company have determined that it is in the best interest of each party to modify the Agreement on the terms set forth in this Amendment. Accordingly, the parties, intending to be legally bound, hereby agree as follows:

1. Delivery of Promotions. Notwithstanding the terms of Section 2 of the Agreement, CNET will not provide any Promotions. Online Promotions, or TV Promotions (collectively the "Programs") for the Company during October, November and December 1998 (collectively the "Fourth Quarter") or January 1999, and no Impressions will be due prior to January 31, 1999. All Programs that were intended in the Agreement to be delivered during the Fourth Quarter and January 1999 will be delivered, at CNET's discretion and subject to available inventory, over the remainder of the Term beginning on February 1, 1999, provided that CNET will use commercially reasonable efforts to deliver all TV Promotions by December 31, 1999.

2. Payment for Promotions. Notwithstanding the terms of Section 3 of the Agreement, if the Company completes a round of financing after November 17, 1998, for at least $500,000 during the Fourth Quarter, then on or before December 31, 1998, the Company will pay to CNET the sum of $75,000, which will be applied to reduce the $250,000 debt owed to CNET for Programs provided for the Company during July, August and September 1998 (collectively the "Third Quarter"). Notwithstanding the foregoing, all amounts due to CNET for Programs provided for the Company during the Third Quarter will be due and payable on March 31, 1999, and the Company agrees to promptly pay the same. Further, the Company will pay for Programs to be delivered in January, February and March 1999 on or before March 31, 1999. All Programs delivered after March 31, 1999, will be paid for in advance at the beginning of each month during which such Programs will run, with the first such payment due on or before April 1., 1999. After April 1, 1999, if payment for the Programs is not received by the tenth day of any month, CNET may terminate the Agreement immediately upon written notice to Company.

3. Upon the execution of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in any document related thereto, or executed in connection herewith, shall mean and be a reference to the Agreement as amended hereby, and the Agreement and this Amendment shall be read together and construed as one single instrument. Any capitalized terms not defined herein shall have the meaning set forth in the Agreement.

4. Except as specifically amended above, the Agreement and any document related thereto or executed in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects.

5. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of either party under any document related thereto, or constitute a waiver of any provision of any document related thereto.

IN WITTNESS WHEREOF, the parties have executed this Amendment effective the day and year first written above.

CNET, INC.                                         INSURION, INC.


By:     /s/ Martin Green                  By:   /s/ Michael Ashker
      ------------------------------          ------------------------------
Name:      Martin Green                   Name:    Michael Ashker
      ------------------------------          ------------------------------
Title:    Vice President                  Title:   President
      ------------------------------          ------------------------------